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                                                                   EXHIBIT 10.25
                                PROMISSORY NOTE
                                ---------------


$50,000                                                           April 10, 1996
                                                           Palo Alto, California


          MARTIN SILVER, an individual resident of the State of California ("Obligor"), for value received, hereby promises to pay to the order of CORSAIR COMMUNICATIONS, INC., a Delaware corporation, or holder ("Payee"), in lawful money of the United States at 3408 Hillview Avenue, Palo Alto, California 94304, the principal sum of Fifty Thousand Dollars ($50,000).

          1.  Interest.  Unpaid principal of this Note shall bear interest at a
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rate equal to the greater of 5.5% per annum or the applicable minimum Federal rate.

          2.  Payment.  Unpaid principal under this Note and all interest
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accrued hereunder shall be due and payable on the earlier of (a) April 10, 1999;
(b) the expiration of the 60-day period following the date the Obligor ceases for any reason to remain in the employment on a regular and full-time basis by Payee; (c) the expiration of the 190-day period following the date on which
Payee completes a successful initial public offering of shares of its common stock; or (d) the date on which Payee completes the consummation of any corporate transaction in which (i) more than fifty percent (50%) of the outstanding shares of the common stock of Payee are acquired by a single purchaser or by a group of purchasers acting in concert and Obligor receives cash or publicly traded securities in connection therewith; (ii) all or substantially all of the assets of Payee are acquired by a single purchaser or a group of purchasers acting in concert; (e) that date on which Payee merges with or into another organization; or (f) the expiration of the 10-day period
                              --
following the date on which Obligor sells, transfers, or suffers or permits the sale or transfer of Obligor's real property located at 601 Almond Avenue, Los Altos, California (the "Real Property"). Obligor hereby covenants that Obligor shall provide Payee with written notice of any sale or transfer of the Real Property at least ten (10) days prior to the date Obligor transfers title to the Real Property. This Note may be prepaid, in whole or in part, at any time without premium or penalty. Any payment shall be deemed made upon receipt by Payee.

          3.  Full-time Employee.  For purposes of applying the provisions of
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this Note under Section 2 above, the Obligor shall be considered a full-time employee of Payee for so long as the Obligor renders services as a director or full-time employee of Payee, any successor entity or one or more of Payee's fifty percent (50%)-or-more owned (directly or indirectly) subsidiaries. HOWEVER, NOTHING IN THIS NOTE SHALL CONFER UPON THE OBLIGOR ANY RIGHT TO CONTINUE IN THE EMPLOYMENT OF PAYEE (OR ITS SUCCESSORS OR SUBSIDIARIES) FOR ANY PERIOD OF SPECIFIC DURATION OR INTERFERE WITH OR OTHERWISE RESTRICT IN ANY WAY THE RIGHTS OF PAYEE OR THE OBLIGOR, WHICH RIGHTS ARE HEREBY EXPRESSLY RESERVED BY EACH, TO
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TERMINATE OBLIGOR'S EMPLOYMENT AT ANY TIME FOR ANY REASON WHATSOEVER, WITH OR
WITHOUT CAUSE.

          4.  Cancellation.  Upon payment in full of all principal and accrued
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interest payable hereunder, this Note shall be surrendered to Obligor for cancellation.

          5.  Transfer.  This Note may be transferred only upon surrender of the
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original Note for registration of transfer, duly endorsed, or accompanied by a duly executed written instrument of transfer in form satisfactory to Obligor. Thereupon, a new note for like principal amount and interest will be issued to, and registered in the name of, the transferee. Principal is payable only to the registered holder of this Note.

          6.  Waiver.  Obligor waives presentment, demand for performance,
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notice of nonperformance, protest, notice of protest, and notice of dishonor.
No delay on the part of Payee in exercising any right hereunder shall operate as a waiver of such right under this Note. This Note is being delivered in and shall be construed in accordance with the laws of the State of California.

          7.  Attorneys' Fees.  If the indebtedness represented by this Note or
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any part thereof is collected at law or in equity or in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, Obligor agrees to pay, in addition to the principal and interest payable hereon, reasonable attorneys' fees and costs incurred by Payee.

          8.  Deed of Trust.  This Note is one of the Notes referred to in that
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certain Deed of Trust ("Deed of Trust") dated the same date as this Note between
Obligor, Payee and Old Republic Title Company, and is subject to the terms thereof. This Note is secured as set forth in the Deed of Trust.


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          IN WITNESS WHEREOF, Obligor has duly executed this Note, as of the date first above written.

                                        MARTIN SILVER



                                        By: /s/ Martin J. Silver
                                            --------------------


                                        Title:  Chief Financial Officer
                                                -----------------------